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                                  EXHIBIT 11

                           MITCHAM INDUSTRIES, INC.
                      Computation of Earnings per Common
                         and Common Equivalent Share
                                 (Unaudited)

                                                        Six months
                                                       ended July 31,
                                                 -------------------------
                                                    1997           1996
                                                 ----------     ----------

COMPUTATION OF PRIMARY EARNINGS PER
  COMMON SHARE:

    Net income                                   $2,913,000     $  873,000
                                                 ----------     ----------

    Weighted average number of common shares
      outstanding                                 6,723,297      3,807,415

    Net effect of dilutive stock options and
      warrants, based on the treasury stock
      method, using average market price            255,443        478,555
                                                 ----------     ----------

    Common shares outstanding                     6,978,740      4,285,970
                                                 ----------     ----------
                                                 ----------     ----------

    Earnings per common share                         $0.42          $0.20
                                                 ----------     ----------
                                                 ----------     ----------

COMPUTATION OF EARNING PER COMMON SHARE
  ASSUMING FULL DILUTION:

    Net income                                   $2,913,000     $  873,000
                                                 ----------     ----------

    Weighted average number of common shares
      outstanding                                 6,723,297      3,807,415

    Net effect of dilutive stock options and
      warrants based on the treasury stock
      method, using the end-of-period market
      price                                         313,677        547,059
                                                 ----------     ----------

    Common shares outstanding assuming full
      dilution                                    7,036,974      4,354,474
                                                 ----------     ----------
                                                 ----------     ----------

    Earnings per common share assuming full
      dilution                                   $     0.41     $     0.20
                                                 ----------     ----------
                                                 ----------     ----------

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